Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

July 21, 2022

Board of Directors

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Pennsylvania corporation (the “Corporation”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 9,800,000 shares of the Corporation’s common stock, par value $0.01 per share (the “Shares”), which may be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of May 31, 2022, by and between the Corporation and UB Bancorp (the “Merger Agreement” and such merger, the “Merger”).

For purposes of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement and all exhibits thereto, the Merger Agreement, the Articles of Incorporation of the Corporation, the Bylaws of the Corporation, the corporate minutes, proceedings, records and instruments of the Corporation, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. We have assumed that the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

We express no opinion herein as to the law of any state or jurisdiction other than the Commonwealth of Pennsylvania.

ABU DHABI ◆ ATHENS ◆ AUSTIN ◆ BEIJING ◆ BRUSSELS ◆ CENTURY CITY ◆ CHICAGO ◆ DALLAS ◆ DUBAI ◆ FRANKFURT ◆ HONG KONG

HOUSTON ◆ KAZAKHSTAN ◆ LONDON ◆ LOS ANGELES ◆ MIAMI ◆ MUNICH ◆ NEW YORK ◆ PARIS ◆ PHILADELPHIA ◆ PITTSBURGH ◆ PRINCETON

RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

Board of Directors July 21, 2022 Page 2

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares shall have been issued in accordance with the terms of the Merger Agreement, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in the related proxy statement/prospectus contained therein and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Reed Smith LLP

GRW:PDG